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Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-197895

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Amount Of Registration Fee(1)

3.150% Notes due 2027	$400,000,000.00	99.949%	$399,796,000.00	$40,259.46

4.200% Notes due 2046	$300,000,000.00	99.455%	$298,365,000.00	$30,045.36

Total	$700,000,000.00		$698,161,000.00	$70,304.81

(1)
Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act.

$700,000,000

$400,000,000 3.150% Notes due 2027

$300,000,000 4.200% Notes due 2046

        Black Hills Corporation is offering $400,000,000 aggregate principal amount of 3.150% Notes due 2027 (the "2027 Notes") and $300,000,000 aggregate principal amount of 4.200% Notes due 2046 (the "2046 Notes" and, together with the 2027 Notes, the "Notes").

        We will pay interest on the 2027 Notes on January 15 and July 15 of each year, beginning on January 15, 2017. We will pay interest on the 2046 Notes on March 15 and September 15 of each year, beginning on March 15, 2017. We may redeem some or all of the Notes at any time at the redemption prices described under the caption "Description of the Notes—Redemption." The Notes have no sinking fund provisions.

        The Notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

        The Notes will not be listed on any securities exchange, and there is no existing trading market for the Notes.

        Investing in the Notes involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement.

	Price to Public(1)	Underwriting Discount	Proceeds to Us(1)

Per 2027 Note	99.949%	0.650%	99.299%

Per 2046 Note	99.455%	0.875%	98.580%

Total	$698,161,000	$5,225,000	$692,936,000

(1)
Plus accrued interest from August 19, 2016, if settlement occurs after that date.

        Delivery of the Notes in book-entry form only will be made through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., on or about August 19, 2016, which is the seventh business day following the date of this prospectus supplement (T+7). This settlement date may affect trading of the notes. See "Underwriting (Conflicts of Interest)."

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

J.P. Morgan	MUFG	Scotiabank

RBC Capital Markets	US Bancorp

Co-Managers

BofA Merrill Lynch	BMO Capital Markets	Credit Suisse

Morgan Stanley	Wells Fargo Securities

The date of this prospectus supplement is August 10, 2016.

        Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of this prospectus supplement, the date of the accompanying prospectus or the date of such free writing prospectus, as applicable.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about the Notes that we are selling in this offering and about the offering itself. The second part is the accompanying prospectus, which provides more general information. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

        Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our securities and other information you should know before investing in our Notes. Before purchasing any Notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Where You Can Find More Information."

        The terms "we," "our," "us," the "Company" and "BHC" refer to Black Hills Corporation and its subsidiaries unless the context suggests otherwise. The term "you" refers to a prospective investor.

FORWARD-LOOKING STATEMENTS

        Certain matters contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus may include forward-looking statements as defined by the SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words "anticipates," "estimates," "intends," "plans," "predicts," "seek," "will" and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.

        Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties. Nonetheless, the Company's expectations, beliefs or projections may not be achieved or accomplished.

        Any forward-looking statement contained in this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by the risk factors and cautionary statements set forth in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2015, Item 1A of Part II of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, and in other reports that we file with the SEC from time to time, and set forth in "Risk Factors" in this prospectus supplement.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, this summary is not complete and does not contain all of the information that you should consider before investing in the Notes. You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, which are described under "Where You Can Find More Information" in this prospectus supplement. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included under "Risk Factors" and "Forward-Looking Statements" in this prospectus supplement as well as the "Risk Factors" sections in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016.

Black Hills Corporation

        Black Hills Corporation, a South Dakota corporation, is a growth-oriented, vertically-integrated energy company headquartered in Rapid City, South Dakota. Our predecessor company, Black Hills Power and Light Company, was incorporated and began providing electric utility service in 1941. It was formed through the purchase and combination of several existing electric utilities and related assets, some of which had served customers in the Black Hills region since 1883. In 1956, we began producing, selling and marketing various forms of energy through non-regulated businesses. In February 2016, Black Hills Utility Holdings, Inc., our direct wholly owned subsidiary, acquired SourceGas Holdings LLC from investment funds managed by Alinda Capital Partners and GE Energy Financial Services, a unit of General Electric Co., pursuant to the purchase and sale agreement executed on July 12, 2015.

        We operate principally in the United States and report our operations and results in the following financial segments: Electric Utilities, Gas Utilities, Power Generation, Mining, and Oil and Gas.

        Our Electric Utilities segment generates, transmits and distributes electricity to approximately 207,000 customers in South Dakota, Wyoming, Colorado and Montana. Our electric generating facilities and power purchase agreements provide for the supply of electricity principally to our own distribution systems. Additionally, we sell excess power to other utilities and marketing companies, including our affiliates.

        Our Gas Utilities conduct natural gas utility operations through our Arkansas, Colorado, Iowa, Kansas, Wyoming and Nebraska subsidiaries. Our Gas Utilities distribute and transport natural gas through our network to approximately 1,021,000 natural gas customers. Additionally, we sell temporarily-available, contractual pipeline capacity and gas commodities to other utilities and marketing companies, including our affiliates.

        We also provide non-regulated services through Black Hills Energy Services, our gas marketing affiliate, and through our Service Guard and Tech Services product lines. Black Hills Energy Services provides approximately 59,000 retail distribution customers in Nebraska and Wyoming with unbundled natural gas commodity offerings under the regulatory-approved Choice Gas program. Service Guard primarily provides appliance repair services to approximately 64,000 residential customers through company technicians and third party service providers, typically through on-going monthly service agreements. Tech Services primarily serves gas transportation customers throughout our service territory by constructing and maintaining customer-owned gas infrastructure facilities, typically through one-time contracts.

        Our Power Generation segment produces electric power from its generating plants and sells the electric capacity and energy primarily to our utilities under long-term contracts. Our Mining segment produces coal at our coal mine near Gillette, Wyoming, and sells the coal primarily under long-term contracts to mine-mouth electric generation facilities including our own regulated and non-regulated generating plants. Our Oil and Gas segment engages in the production of crude oil and natural gas, primarily in the Rocky Mountain region. In 2015, we began transitioning the Oil and Gas business to support utilities through a Cost of Service Gas Program.

Recent Developments

        On August 9, 2016, we completed several bank loan transactions (collectively, the "recent bank loan transactions"), including (1) increasing the availability under our existing revolving credit facility from $500 million to $750 million, (2) obtaining a new 3-year, $500 million term loan from a syndicate of lenders (the "New Term Loan"), (3) applying a portion of the proceeds of the New Term Loan to repay the entire $260 million principal amount outstanding as of June 30, 2016 under our term loan facility due April 12, 2017 (the "Previous Black Hills Term Loan"), (4) applying the remaining proceeds of the New Term Loan to partially repay a portion of the $340 million principal amount outstanding as of June 30, 2016 under our term loan facility due June 30, 2017 (the "Previous SourceGas Term Loan" and together with the New Term Loan and the Previous Black Hills Term Loan, the "Term Loans"), and (5) amending and restating the terms of several of our existing credit agreements. For more information on these recent bank loan transactions, see our Current Report on Form 8-K filed on August 10, 2016. These transactions, together with our intended use of the proceeds of this offering, are presented together under "Use of Proceeds."

Other Information

        Our principal executive offices are located at 625 Ninth Street, Rapid City, South Dakota 57701 and our telephone number is 605-721-1700. We maintain a website at www.blackhillscorp.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement. For additional information regarding our business, we refer you to our filings with the SEC incorporated into this prospectus supplement by reference. Please see "Where You Can Find More Information."

 The Offering

Issuer	Black Hills Corporation.
Securities Offered	$400,000,000 aggregate principal amount of 3.150% Notes due 2027 (the "2027 Notes").
$300,000,000 aggregate principal amount of 4.200% Notes due 2046 (the "2046 Notes").
The 2027 Notes and the 2046 Notes are referred to collectively as the "Notes."
Maturity	January 15, 2027 for the 2027 Notes
September 15, 2046 for the 2046 Notes.
Interest Rate	3.150% per year for the 2027 Notes.
4.200% per year for the 2046 Notes.
Interest Payment Dates	January 15 and July 15 of each year, beginning on January 15, 2017, for the 2027 Notes.
March 15 and September 15 of each year, beginning on March 15, 2017, for the 2046 Notes.
Optional Redemption	The Notes may be redeemed at our option, in whole or in part, at any time at the redemption prices and in the manner described under "Description of the Notes—Redemption."
Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a "Change of Control Triggering Event," as defined under "Description of the Notes—Change of Control Triggering Event" in this prospectus supplement, with respect to a series of Notes, we will be required to make an offer to repurchase the Notes of such series in cash at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to but excluding the date of repurchase.

Ranking

The Notes will be our unsecured senior obligations. The Notes will rank equally with all of our existing and future unsecured and unsubordinated indebtedness and senior to all of our existing and future subordinated indebtedness. The Notes will be effectively subordinated to any existing or future secured indebtedness to the extent of the collateral securing such indebtedness. Because we are a holding company, the Notes will also be structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries. See "Description of the Notes—Ranking of Notes."

Use of Proceeds

We intend to use the net proceeds from this offering, together with the proceeds from our recent bank loan transactions, to repay certain existing indebtedness, including indebtedness of Black Hills Gas Holdings, LLC (formerly known as SourceGas Holdings LLC) and its subsidiaries, and to settle certain outstanding interest rate swaps. Any portion of the net proceeds not so used may be used for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of other outstanding debt. See "Use of Proceeds."

Conflicts of Interest

A "conflict of interest" is deemed to exist under FINRA Rule 5121 because affiliates of certain of the underwriters are lenders under certain of the existing indebtedness that will be repaid with a portion of the net proceeds from this offering and/or are counterparties to the outstanding interest rate swaps that will be settled with a portion of the net proceeds from this offering and, therefore, will receive proceeds from this offering. Accordingly, the offering will be made in compliance with the applicable provisions of FINRA Rule 5121. See "Underwriting (Conflicts of Interest)."

Trustee	The trustee under the indenture governing the Notes is Wells Fargo Bank, National Association.

RISK FACTORS

        In considering whether to invest in the Notes, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption "Risk Factors" in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2015, and in Item 1A of Part II of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, which are incorporated by reference in this prospectus supplement, as well as the additional risks described below. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect us.

 Risks Related to Investing in the Notes

The indenture under which the Notes will be issued does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions; there are no financial covenants in the indenture.

        Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities under the indenture pursuant to which the Notes will be issued. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities. There are no financial covenants in the indenture and there are no covenants or any other provisions in the indenture which may afford you protection in the event of a highly leveraged transaction.

The Notes are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.

        The Notes will be obligations exclusively of Black Hills Corporation and will not be guaranteed by any of our subsidiaries. The Notes will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The indenture under which the Notes will be issued will not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future.

        Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds to meet our payment obligations on the Notes. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to regulatory, statutory or contractual restrictions and will be contingent upon the subsidiaries' earnings and business considerations. See "Description of the Notes—Ranking of Notes." Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Holders of the Notes will be effectively subordinated to all of our secured indebtedness and obligations outstanding from time to time.

        Our secured indebtedness and obligations that may be outstanding from time to time would effectively be senior to the Notes to the extent of the value of the collateral securing that indebtedness and those obligations. Although the indenture under which the Notes are issued does not limit our ability to incur additional indebtedness, it does limit, but does not prohibit, us from issuing indebtedness secured by the capital stock or ownership interests of our subsidiaries without equally and ratably securing the Notes. The amount of secured indebtedness we may incur may be substantial. To the extent the value of the collateral securing our secured indebtedness is not sufficient to satisfy such indebtedness or obligations, the holders of such indebtedness or obligations would be entitled to share with the holders of the Notes and the holders of other claims against us with respect to our other assets.

We may not be able to repurchase the Notes upon a Change of Control Triggering Event.

        Upon the occurrence of a Change of Control Triggering Event (as defined in "Description of the Notes—Change of Control Triggering Event") with respect to a series of Notes, each holder of Notes of such series will have the right to require us to repurchase all or any part of such holder's Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of repurchase. We cannot assure you that, if we experience a Change of Control Triggering Event, we would have sufficient financial resources available to satisfy our obligations to repurchase the Notes. Our failure to repurchase the Notes as required under the indenture governing the Notes would result in a default under the indenture, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the Notes. See "Description of the Notes—Change of Control Triggering Event."

The lack of an active trading market for the Notes may adversely affect the liquidity and price of the Notes.

        There is no existing trading market for the Notes, and we cannot give you any assurances regarding the future development of a market for the Notes, the ability of holders of the Notes to sell the Notes or the price at which such holders may be able to sell the Notes. If such a market were to develop, the Notes could trade at prices that may be higher or lower than the applicable initial offering price depending on many factors, including prevailing interest rates, our financial condition and results of operations and the market for similar Notes. We have been informed that one or more of the underwriters intends to make a market in the Notes. However, the underwriters may, in their sole discretion, cease their market-making activities at any time. Therefore, we cannot give you any assurances as to the liquidity of any active trading market for the Notes or that an active public market for such securities will develop. If an active market does not develop, the market price and liquidity of the Notes may be adversely affected. In addition, we do not intend to apply (and are not obligated to apply) for listing or quotation of the Notes on any securities exchange or market. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For this purpose, earnings consist of income or loss from continuing operations (before adjustment for income taxes, income attributable to noncontrolling interests or income or loss from equity investees), plus fixed charges and distributed income of equity investees and less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and an estimate of the interest within rental expense.

	Years Ended December 31,
							Six Months Ended June 30, 2016
	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges	1.46x	2.41x	2.56x	3.56x	0.44x	(1)	1.65x

(1)
For the year ended December 31, 2015, earnings were inadequate to cover fixed charges. The year ended December 31, 2015 includes after-tax impairments of oil and gas properties of $158 million. Because of this, the ratio for this period is below 1.00x. To achieve a ratio of 1.00x for year ended December 31, 2015, $50.8 million of additional earnings would have been needed.

 USE OF PROCEEDS

        We estimate that we will receive net proceeds of approximately $691.5 million from the sale of the Notes in this offering after deducting the underwriting discounts and commissions and estimated offering expenses.

        We intend to use the net proceeds from this offering, together with the proceeds from our recent bank loan transactions, to:

  •
  repay the entire $260 million principal amount outstanding as of June 30, 2016 under our Previous Black Hills Term Loan, which was scheduled to mature April 12, 2017 and bore interest at a rate of LIBOR plus 0.900% per annum (1.40% as of June 30, 2016), plus unpaid interest and any breakage fees associated with the early prepayment;

  •
  repay the entire $340 million principal amount outstanding as of June 30, 2016 under our Previous Source Gas Term Loan, which matures April 1, 2017 and bears interest at a rate of LIBOR plus 0.875% per annum (1.38% as of June 30, 2016), plus unpaid interest and any breakage fees associated with the early prepayment;

  •
  repay the entire $325 million principal amount outstanding as of June 30, 2016 of the 5.90% Senior Notes due April 1, 2017 of our subsidiary Black Hills Gas, LLC (formerly known as Source Gas LLC) (the "2017 SourceGas Notes"), plus unpaid interest and premiums associated with the early prepayment;

  •
  repay the entire $95 million principal amount outstanding as of June 30, 2016 of the 3.98% Senior Secured Notes, Series A, due September 29, 2019 of our subsidiary Black Hills Gas Holdings, LLC (formerly known as SourceGas Holdings LLC) (the "2019 SourceGas Notes" and, together with the 2017 SourceGas Notes, the "SourceGas Notes"), plus unpaid interest and premiums associated with the early prepayment;

  •
  terminate our 10-year $150 million notional forward-starting (pay-fixed) interest rate swap at an all-in rate of 2.09% and our 10-year $250 million notional forward-starting (pay-fixed) interest rate swap at an all-in rate of 2.29% (collectively, the "Interest Rate Swaps"); and

  •
  repay a portion of our New Term Loan, which matures on August 9, 2019 and bears interest at a rate of LIBOR plus 0.950% per annum (1.415% as of June 30, 2016).

        Any portion of the net proceeds not used for such purposes may be used for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of other outstanding indebtedness.

        The proceeds from our New Term Loan have already been applied toward the uses described above. As a result, as of the date of this prospectus supplement, our Previous Black Hills Term Loan has been repaid and the remaining principal amount outstanding under the Previous SourceGas Term Loan is approximately $100 million.

        The SourceGas Notes were obligations of SourceGas Holdings LLC and its subsidiaries on February 12, 2016 when we acquired them; the Previous SourceGas Term Loan was also an obligation of SourceGas Holdings LLC and, on February 12, 2016, was assumed by and became as a direct obligation of Black Hills Corporation. We entered into the Interest Rate Swaps in late 2015 and early 2016 in order to hedge the risks of interest rate movement between the hedge date and the expected pricing date for anticipated long-term debt refinancings, including this offering and the recent bank loan transactions.

        Certain affiliates of the underwriters are holders of the SourceGas Notes, lenders under one or more of our Term Loans and/or counterparties to the Interest Rate Swaps. In addition, affiliates of certain of the underwriters are agents with respect to one or more of the Term Loans. Accordingly, affiliates of certain of the underwriters will receive a portion of the proceeds from this offering. See "Underwriting (Conflicts of Interest)."

        The table below provides the estimated sources and uses of funds described within this section and assumes that our recent bank loan transactions, the issuance and sale of the Notes offered hereby, and our use of the related proceeds occurred on June 30, 2016. Actual amounts will vary from the estimated amounts below (and any such variance may be material) and will depend on several factors, including: (1) the settlement costs associated with termination of the Interest Rate Swaps; (2) the make-whole premiums and other costs and expenses associated with the repayment of the SourceGas Notes and the Term Loans, which in turn depend in part on the timing of such transactions and the then prevailing interest rates; and (3) the actual costs we incur in connection with our recent bank loan transactions and the issuance and sale of the Notes offered hereby.

($ in Millions) Sources		Uses
Notes offered hereby(1)	$700.0	Repayment of Previous Black Hills Term Loan(3)	$260.0
New Term Loan(2)	500.0	Repayment of Previous SourceGas Term Loan(3)	340.0
		Repayment of 2017 SourceGas Notes(3)	325.0
		Repayment of 2019 SourceGas Notes(3)	95.0
		Termination of Interest Rate Swaps(4)	27.3
		Repayment of New Term Loan(3)	127.2
		Fees and expenses(5)	25.5

Total Sources	$1,200.0	Total Uses	$1,200.0

(1)
Represents the $700.0 million of gross proceeds from this offering, without deduction for underwriters' discounts and commissions, original issue discount or other fees and expenses.

(2)
Represents the gross amount of our recent borrowing under the New Term Loan, without deduction for fees and expenses.

(3)
Represents only the principal amount to be repaid. Estimates of the fees and expenses associated with repayment of this indebtedness, including applicable make-whole or other premiums, are included in estimated fees and expenses.

(4)
Represents our estimated settlement cost for the Interest Rate Swaps as of June 30, 2016. Each 10 basis point increase in the applicable LIBOR rate would result in a decrease of our estimated settlement cost of approximately $3.8 million, and vice versa. The actual settlement cost for the Interest Rate Swaps will vary from the estimated amount in this table, and such variance may be material.

(5)
Represents estimated fees and expenses, including underwriters' discounts and commissions, prepayment fees and premiums (including make whole premium on the SourceGas Notes), and legal, accounting and other fees and expenses associated with our recent bank loan transactions, the issuance and sale of the Notes offered hereby, and our currently contemplated use of proceeds from the foregoing. The actual fees and expenses will vary from the estimated amount in this table, and such variance may be material.

 CAPITALIZATION

        The following table sets forth our historical consolidated cash and cash equivalents and capitalization as of June 30, 2016 on an actual basis and on an as-adjusted basis to give effect to our recent bank loan transactions, the issuance and sale of the Notes offered hereby, and our contemplated use of proceeds from the foregoing. The as adjusted data in the table reflect certain assumptions and estimates. Actual amounts may vary from the estimated amounts set forth under "Use of Proceeds" and reflected in the adjusted data in the table below, and any such variance may be material. See "Use of Proceeds."

        The historical data in the table are derived from, and should be read in conjunction with, our historical financial statements, including accompanying notes, incorporated by reference in this prospectus supplement. You should also read this table in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation" and our consolidated financial statements and the related notes thereto from our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016. See "Where You Can Find More Information" in this prospectus supplement.

	As of June 30, 2016
	Actual	As Adjusted
	($ in Millions)
Cash and cash equivalents(1)	$116.8	$116.8

Short-term debt (including current maturities of long-term debt)(2)	$1,005.7	$80.7
Notes offered hereby(2)	$—	$694.8
Net new borrowings under New Term Loan(3)	$—	$372.8
Other long-term debt(2)	$2,221.3	$2,112.3

Total long-term debt(2)	$2,221.3	$3,179.9

Total debt(2)	$3,227.1	$3,260.6

Total stockholders equity(5)	$1,562.4	$1,560.3

Total capitalization(6)	$4,789.5	$4,821.0

Total net debt/total capitalization(6)(7)	66.6%	66.8%
Short-term debt/total capitalization(6)(8)	21.5%	1.7%

(1)
Cash and cash equivalents excludes restricted cash and cash equivalents, which were approximately $2 million as of June 30, 2016.

(2)
We adopted ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, in the first quarter of 2016. As a result, estimates of debt issuance costs related to a recognized debt liability are presented as a direct deduction from the debt liability. For more information, see "Recently Issued and Adopted Accounting Standards" in Part I of our Form 10-Q for the quarter ended June 30, 2016.

  In accordance with ASU 2015-03, Notes offered hereby reflects the principal amount of $700 million of Notes, net of an estimate of related issuance costs. The actual amount of issuance costs (and the resulting amount of the notes offered hereby reflected on our balance sheet) will vary (and any such variance may be material), which would result in a corresponding change to this figure.

(3)
Net new borrowings under New Term Loan includes our recent $500 million borrowing under the New Term Loan, net of proceeds from this offering that we currently expect to use to repay the

  New Term Loan. Because we intend to use only excess proceeds from this offering to repay the New Term Loan, any change in our estimated settlement costs associated with termination of our Interest Rate Swaps or in our estimated fees and expenses (including, among other things, underwriters' discounts and commissions relating to the Notes and make-whole premiums relating to the prepayment of the SourceGas Notes) will result in a corresponding change to this figure.

(5)
Total stockholders equity excludes noncontrolling interests, which were approximately $117 million as of June 30, 2016. As adjusted total stockholders equity reflects estimates of certain adjustments we expect to record in connection with our recent bank loan transactions, the issuance and sale of the Notes offered hereby, and our currently completed use of proceeds from the foregoing.

(6)
Total capitalization represents the sum of total debt (including short-term debt) and total stockholders equity.

(7)
Total net debt/total capitalization represents the ratio of total debt, net of cash and cash equivalents, to total capitalization.

(8)
Short-term debt/total capitalization represents the ratio of total short-term debt to total capitalization.

DESCRIPTION OF THE NOTES

        We will issue the Notes under the indenture dated as of May 21, 2003, between us and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as trustee, as supplemented by that certain first supplemental indenture dated as of May 21, 2003, as further supplemented by that certain second supplemental indenture dated as of May 14, 2009, as further supplemented by that certain third supplemental indenture dated as of July 16, 2010, as further supplemented by that certain fourth supplemental indenture dated as of November 19, 2013, as further supplemented by that certain fifth supplemental indenture dated as of January 13, 2016 and as further supplemented by that certain sixth supplemental indenture to be dated as of the closing date of this offering. When we refer to the "indenture" in this prospectus supplement, we are referring to the indenture as supplemented by such supplemental indentures. The following summarizes some of the material provisions of the Notes. The following description supplements, and, to the extent it is inconsistent with, supersedes, the statements under "Description of Senior Debt Securities" in the accompanying prospectus. We refer you to the accompanying prospectus for a description of the senior debt securities and to the indenture. The following summary does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the indenture.

        In this prospectus supplement, we refer to the 3.150% Notes due 2027 as the "2027 Notes" and the 4.200% Notes due 2046 as the "2046 Notes." We also refer to the 2027 Notes and the 2046 Notes as, collectively, the "Notes." Each of the 2027 Notes and the 2046 Notes is a series of senior debt securities described in the accompanying prospectus. As used herein, the words "we," "us," "our," "Company" and "Black Hills Corporation" do not include any current or future subsidiary of Black Hills Corporation.

General

        The 2027 Notes will be initially limited to $400,000,000 aggregate principal amount and the 2046 Notes will be initially limited to $300,000,000 aggregate principal amount. The 2027 Notes will mature at 100% of their principal amount on January 15, 2027 and the 2046 Notes will mature at 100% of their principal amount on September 15, 2046. We will have the ability, without the consent of holders of the applicable series of Notes to reopen each series of Notes and issue additional Notes of the same series, in which case the newly issued Notes will be consolidated with, and form a single series with, the previously outstanding Notes of such series, including with respect to waivers, amendments, redemptions and offers to purchase; provided that if such additional Notes of a series are not fungible with the original Notes of such series for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number. The Notes do not provide for any sinking fund. The Notes will not be listed on any securities exchange.

        The Notes will be issued only in fully-registered form in denominations of $2,000 and integral multiples of $1,000. The Notes of each series will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company ("DTC"). Except as described under "—Book-Entry Form," the Notes will not be issuable in certificated form. References to a "holder" of the Notes in this prospectus supplement refer to the person in whose name such Notes are registered in the security register and not the beneficial owner.

Interest

        The 2027 Notes will bear interest at the rate of 3.150% per annum and the 2046 Notes will bear interest at a rate of 4.200% per annum, in each case from August 19, 2016 or from the most recent interest payment date on which we have paid or provided for interest on the applicable Notes, to the applicable redemption date, Change of Control Payment Date (as defined below) or stated maturity date, as the case may be. We will pay interest on the 2027 Notes semi-annually in arrears on

January 15 and July 15 of each year, beginning on January 15, 2017, and will pay interest on the 2046 Notes semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2017 (each, an "Interest Payment Date"), to the persons in whose names the Notes (or any predecessor Notes) are registered in the security register at the close of business on the last day of the month preceding each interest payment date, whether or not that day is a Business Day. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

        If an Interest Payment Date, redemption date, Change of Control Payment Date or stated maturity date falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, redemption date, Change of Control Payment Date or stated maturity date, as the case may be, to the date the payment is made. A "Business Day" is each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

Redemption

  2027 Notes

        At any time before the applicable Par Call Date, we may redeem all or part of the 2027 Notes, at any time and from time to time at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2027 Notes being redeemed plus accrued and unpaid interest (if any) to but excluding the redemption date and (2) the sum, as determined by the Quotation Agent, of the present values of the principal amount of the 2027 Notes to be redeemed, together with remaining scheduled payments of interest (exclusive of accrued and unpaid interest (if any) to but excluding the redemption date) from the redemption date to the applicable Par Call Date of the 2027 Notes, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest (if any) on the principal amount of the 2027 Notes being redeemed to but excluding the redemption date.

        At any time on or after the applicable Par Call Date, we will have the right to redeem the 2027 Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the 2027 Notes being redeemed plus accrued and unpaid interest on the 2027 Notes being redeemed to but excluding the redemption date.

  2046 Notes

        At any time before the applicable Par Call Date, we may redeem all or part of the 2046 Notes, from time to time at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2046 Notes being redeemed plus accrued and unpaid interest (if any) to but excluding the redemption date and (2) the sum, as determined by the Quotation Agent, of the present values of the principal amount of the 2046 Notes to be redeemed, together with remaining scheduled payments of interest (exclusive of accrued and unpaid interest (if any) to but excluding the redemption date) from the redemption date to the applicable Par Call Date of the 2046 Notes, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 30 basis points, plus accrued and unpaid interest (if any) on the principal amount of the 2046 Notes being redeemed to but excluding the redemption date.

        At any time on or after the applicable Par Call Date, we will have the right to redeem the 2046 Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the 2046 Notes being redeemed plus accrued and unpaid interest on the 2046 Notes being redeemed to but excluding the redemption date.

  Definitions and Procedures

        For purposes of this discussion of the redemption of the Notes at the option of the Company, the following terms have the following meanings:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term from the redemption date to the stated maturity date of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed (assuming, for this purpose, such Notes mature on the applicable Par Call Date).

        "Comparable Treasury Price" means with respect to any redemption date for the Notes (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (2) if fewer than four such Reference Treasury Dealer Quotations are obtained, the average of all such Reference Treasury Dealer Quotations, or (3) if only one Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation, in each case determined by the Quotation Agent.

        "Par Call Date" means July 15, 2026, in the case of the 2027 Notes, and March 15, 2046, in the case of the 2046 Notes.

        "Quotation Agent" means one of the Reference Treasury Dealers selected by us.

        "Reference Treasury Dealer" means each of (i) J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. or their respective affiliates or successors which are primary U.S. Government securities dealers in the United States (a "Primary Treasury Dealer"), (ii) a Primary Treasury Dealer selected by MUFG Securities Americas Inc. or its affiliates or successors, and (iii) any other Primary Treasury Dealer appointed by us at the time of any redemption; provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        If we elect to redeem all or any part of the Notes, we will mail by first-class mail or deliver in accordance with DTC procedures a notice of redemption to each holder of the Notes to be redeemed (with a copy to the trustee) at least 30 days before the redemption date. To the extent that the trustee shall deliver such notice, we will deliver such notice to the trustee at least 45 days prior to the redemption date or such shorter period as may be reasonably acceptable to the trustee. However, we will not know the exact redemption price until shortly before the redemption date. Therefore, the notice of redemption will only describe how the redemption price will be calculated. We will notify the trustee of the redemption price with respect to any redemption promptly after the calculation, and the trustee will not be responsible for such calculation. On the redemption date, if we have paid the full redemption price to the trustee, Notes called for redemption will cease to bear interest and the holders of such Notes will only have a right to receive payment of the redemption price.

        We are entitled at any time and from time to time to purchase Notes in the open market or otherwise.

Change of Control Triggering Event

        If a Change of Control Triggering Event occurs with respect to either series of Notes, holders of the series of Notes with respect to which such Change of Control Triggering Event has occurred will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes of such series pursuant to the offer described below (a "Change of Control Offer") on the terms set forth in the indenture. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest (if any) on the Notes repurchased, to but excluding the date of repurchase (the "Change of Control Payment"), subject to the right of holders of record on the relevant record date to receive interest on the corresponding Interest Payment Date.

        Within 30 days following any Change of Control Triggering Event (unless we have previously mailed or delivered a redemption notice with respect to all outstanding Notes of such series as described above) or, at our option, prior to any Change of Control Triggering Event but after public announcement of the transaction or transactions that constitute or may constitute the Change of Control, we will mail by first-class mail or deliver in accordance with DTC procedures a notice to each holder of the applicable series of Notes (with a copy to the trustee), which notice will:

          (1)   describe the circumstances and relevant facts regarding the Change of Control Triggering Event;

          (2)   offer to repurchase the Notes of such series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days following the date such notice is mailed or delivered (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice, which offer will constitute the Change of Control Offer; and

          (3)   if mailed or delivered prior to the date on which the Change of Control Triggering Event occurs, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

        On the Change of Control Payment Date, we will be required, to the extent lawful, to:

          (1)   accept for payment all Notes or portions of Notes properly tendered pursuant to the applicable Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the applicable Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

        We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party purchases all Notes properly tendered and not withdrawn under its offer.

        We will be required to comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will be required to comply with the applicable securities laws and regulations. We will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        For purposes of this discussion of a repurchase of the Notes following a Change of Control Triggering Event:

        "Change of Control" means the occurrence of any of the following:

          (1)   the consummation of any transaction (including any merger or consolidation) the result of which is that any person becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the voting power of the then outstanding Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed;

          (2)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole to any person other than the Company or one of the Subsidiaries;

          (3)   the merger or consolidation of the Company with or into any person or the merger or consolidation of any person with or into the Company, in any such event pursuant to a transaction in which any of the outstanding shares of the Voting Stock of the Company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction in which the shares of Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, shares representing more than 50% of the voting power of the Voting Stock of the resulting or surviving person or any direct or indirect parent company of the resulting or surviving person immediately after giving effect to such transaction; or

          (4)   the adoption of a plan providing for the liquidation or dissolution of the Company.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (1) above if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company's Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of shares representing more than 50% of the voting power of the Voting Stock of such holding company. The term "person," as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event.

        "Fitch" means Fitch Ratings, Inc., and its successors.

        "Investment Grade Rating" means a rating equal to or higher than BBB– (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or agencies selected by the Company.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Rating Agencies" means (1) each of Fitch, Moody's and S&P and (2) if any of Fitch, Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company's control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch, Moody's or S&P, as the case may be.

        "Rating Event" means, with respect to either series of Notes, the rating of such Notes is lowered by at least two of the three Rating Agencies and such Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, on any day during the period (which period will be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the intention of the Company to effect a Change of Control and ending 60 days following the consummation of such Change of Control.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Subsidiary" means a corporation, limited partnership, limited liability company or trust in which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Company and/or by one or more other Subsidiaries.

        "Voting Stock" means, with respect to any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest that ordinarily (without regard to the occurrence of any contingency) has voting power for the election of directors, managers or trustees of such person, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency.

        The Change of Control Triggering Event repurchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control Triggering Event repurchase feature is a result of negotiations between the Company and the underwriters. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject only to the restrictions contained in the covenant described under the heading "—Restrictive Covenants" (which restrictions may be waived or modified with the written consent of the holders of a majority in principal amount of each series of the Notes then outstanding), we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

        Our revolving credit facility and term loan agreements each provide that the occurrence of certain events that would constitute a Change of Control constitute a default thereunder. In addition, the occurrence of certain events that would constitute a Change of Control would require us to offer to repurchase the $250 million of outstanding 2.500% Notes due 2019, the $200 million of outstanding 5.875% Notes due 2020, the $525 million of outstanding 4.250% Notes due 2023, and the $300 million of outstanding 3.950% Notes due 2026. Moreover, future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. The exercise by the holders of their right to require us to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        The definition of "Change of Control" includes a disposition of "all or substantially all" of the assets of the Company to any person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

        The provisions of the indenture relating to our obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of each series of the Notes then outstanding.

Restrictive Covenants

        We have agreed to one principal restriction on our activities for the benefit of holders of the Notes: the limitation on the creation of liens described below. Other than this limitation on liens, the indenture does not contain any covenants or other provisions designed to protect holders of the Notes in the event we participate in a highly leveraged transaction.

        The indenture provides that neither the Company nor any Subsidiary, as defined below, will mortgage, pledge, grant a security interest in or hypothecate, or permit any mortgage, pledge, security interest, lien or other encumbrance upon, any capital stock of any Subsidiary now or hereafter owned directly or indirectly by the Company or any Subsidiary, to secure any Indebtedness, as defined below, without also securing the Notes (so long as such other Indebtedness is so secured), equally and ratably with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured.

        This restriction does not apply to, or prevent the creation of:

          (1)   any mortgage, pledge, security interest, lien or encumbrance existing at the date of issuance of the Notes;

          (2)   any mortgage, pledge, security interest, lien or encumbrance upon any capital stock created at the time of the acquisition of such capital stock by the Company or any Subsidiary or within one year after that time to secure all or a portion of the purchase price for such capital stock;

          (3)   any mortgage, pledge, security interest, lien or encumbrance upon any capital stock existing thereon at the time of the acquisition of such capital stock by the Company or any Subsidiary, whether or not the obligations secured thereby are assumed by the Company or such Subsidiary, other than any mortgage, pledge, security interest, lien or encumbrance created in connection with or in anticipation of such acquisition not for the purpose of securing the purchase price for such capital stock;

          (4)   any mortgage, pledge, security interest, lien or encumbrance upon any capital stock to secure or provide for the acquisition, construction, improvement, expansion or development of property by the Company or any Subsidiary; provided that such mortgage, pledge, security interest, lien or encumbrance may not extend to or cover any other property of the Company or any Subsidiary that is not the subject of the related financing;

          (5)   any mortgage, pledge, security interest, lien or encumbrance upon any limited liability company interest of Black Hills Wyoming, LLC (or any of its direct or indirect Subsidiaries), or any other Subsidiary or group of Subsidiaries formed to refinance the project now known as the "Wygen I" project; provided that such mortgage, pledge, security interest, lien or encumbrance may not extend to or cover any other property of the Company or any Subsidiary that is not the subject of such refinancing;

          (6)   so long as no additional property of the Company or any Subsidiary is encumbered or made subject to a mortgage, pledge, security interest, lien or other encumbrance, any mortgage, pledge, security interest, lien or encumbrance granted in connection with (a) extending, renewing, replacing or refinancing in whole or in part the Indebtedness secured by any mortgage, pledge, security interest, lien or encumbrance described in the foregoing clauses (1) through (5) or (b) any transaction or series of related transactions involving separate projects pursuant to which any of the mortgages, pledges, security interests, liens or encumbrances described in the foregoing clauses (1) through (5) are combined or aggregated; provided, that, for purposes of this subclause (b), all of the Indebtedness secured by such mortgages, pledges, security interests, liens or encumbrances immediately prior to such transaction or series of related transactions is repaid in connection therewith; provided further, that, for purposes of this subclause (b), the aggregate amount of Indebtedness secured by such combined or aggregated mortgages, pledges, security interests, liens or other encumbrances does not exceed the sum of (x) the aggregate amount of extended, renewed, replaced or refinanced Indebtedness secured by such mortgages, pledges, security interests, liens or encumbrances outstanding immediately prior to such transaction or series of related transactions and (y) 5% of Consolidated Capitalization, less the total amount of all Indebtedness then outstanding that has been incurred and secured pursuant to this subclause (y) in any prior, separate transactions or series of related transactions;

          (7)   any mortgage, pledge, security interest, lien or encumbrance upon any capital stock now or hereafter owned by the Company or any Subsidiary to secure any Indebtedness, which would otherwise be subject to the foregoing restriction and not otherwise permitted under any of the foregoing clauses (1) through (6), in an aggregate principal amount which, together with the amount of all other such Indebtedness then outstanding that has been incurred and secured under this clause (7), does not at the time of the creation of such mortgage, pledge, security interest, lien or encumbrance exceed 5% of Consolidated Capitalization; or

          (8)   any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that:

            (a)   the execution or enforcement of each such lien is effectively stayed within 60 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within such 60-day period) and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

            (b)   the payment of each such lien is covered in full by insurance provided by a third party and the insurance company has not denied or contested coverage thereof; or

            (c)   each such lien is adequately bonded within 60 days of the creation of such lien.

        For purposes of the restriction described above:

        "Indebtedness" means:

          (1)   all indebtedness, whether or not represented by bonds, debentures, notes or other securities, incurred, created or assumed by the Company or any Subsidiary for the repayment of money borrowed;

          (2)   all indebtedness for money borrowed secured by a lien upon property owned by the Company or any Subsidiary, regardless of whether the Company or such Subsidiary has assumed or otherwise become liable for the payment of the indebtedness for money borrowed; and

          (3)   all indebtedness of others for money borrowed that is guaranteed as to payment of principal or interest by the Company or any Subsidiary or in effect guaranteed by the Company or any Subsidiary through a contingent agreement to purchase such indebtedness or through any "keep-well" or similar agreement to be directly or indirectly liable for the repayment of such indebtedness.

        "Subsidiary" has the meaning given to such term under the heading "—Change of Control Triggering Event."

        "Consolidated Capitalization" means the sum of:

          (1)   Consolidated Shareholders' Equity;

          (2)   Consolidated Indebtedness, which is total indebtedness as shown on the consolidated balance sheet of the Company and the Consolidated Subsidiaries, exclusive of any that is due and payable within one year of the date the sum is determined; and, without duplication

          (3)   any preference or preferred stock of the Company or any Consolidated Subsidiary that is subject to mandatory redemption or sinking fund provisions.

        "Consolidated Shareholders' Equity" means the total Assets of the Company and the Consolidated Subsidiaries less all liabilities of the Company and the Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States (as in effect on the date of closing of this offering), be classified on a balance sheet as liabilities, including:

          (1)   indebtedness secured by property of the Company or any of the Consolidated Subsidiaries whether or not the Company or the Consolidated Subsidiary is liable for the payment of the indebtedness unless, in the case that the Company or the Consolidated Subsidiary is not so liable, the property has not been included among the Assets of the Company or the Consolidated Subsidiary on the balance sheet;

          (2)   deferred liabilities; and

          (3)   indebtedness of the Company or any of the Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Company or such Consolidated Subsidiary.

        As used in this definition, "liabilities" includes preference or preferred stock of the Company or any Consolidated Subsidiary only to the extent of any preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

        "Consolidated Subsidiary" means, at any date, any Subsidiary the financial statements of which under generally accepted accounting principles in the United States (as in effect on the date of closing of this offering) would be consolidated with those of the Company in its consolidated financial statements as of that date.

        The "Assets" of any person means the whole or any part of its business, property, assets, cash and receivables.

        As of June 30, 2016, the Consolidated Capitalization of the Company was approximately $3.8 billion.

Events of Default

        The following will be events of default for each series of the Notes:

          (a)   default in the payment of principal of any Note of such series when due;

          (b)   default in the payment of interest on any Note of such series when due and continuance of such default for 30 days;

          (c)   default in the performance, or breach, of any of our other covenants or warranties in the indenture applicable to such series of Notes and continuance of such default or breach for 60 days after written notice (without giving effect to any applicable grace period with respect to such covenant or warranty); and

          (d)   certain events of bankruptcy, insolvency or reorganization relating to us.

        If an event of default occurs and is continuing with respect to a series of Notes, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal amount of the Notes of such series, plus all accrued and unpaid interest, to be immediately due and payable. However, in the event of a default described under clause (d) above, the principal of the Notes, plus all accrued and unpaid interest, shall automatically become and be immediately due and payable.

Ranking of Notes

        The Notes will be our unsecured and unsubordinated obligations. The Notes will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. See "Risk Factors—The indenture under which the Notes will be issued does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions; there are no financial covenants in the indenture," "—The Notes are structurally subordinated to any existing and future preferred stock, indebtedness, guarantees and other liabilities of or subsidiaries" and "—Holders of the Notes will be effectively subordinated to all of our secured indebtedness and obligations outstanding from time to time."

        The Notes will be obligations exclusively of Black Hills, and our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds to meet our payment obligations on the Notes. Covenants within the financing agreements of Cheyenne Light, Fuel and Power Company, Black Hills Gas Holdings (formerly, SourceGas Holdings) and Black Hills Gas (formerly, SourceGas) require them to maintain certain debt-to-capitalization ratios which may limit their ability to pay dividends. Our utilities in Arkansas, Colorado, Iowa, Kansas, Nebraska and Wyoming have regulatory agreements in which they cannot pay dividends if they have issued debt to third parties and the payment of a dividend would reduce their equity ratio to below 40% of their total capitalization; and neither Black Hills Utility Holdings nor its subsidiaries can extend credit to the Company except in the ordinary course of business and upon reasonable terms consistent with market terms. In addition, our utilities in Wyoming have regulatory agreements in which they cannot pay dividends to parent entities if the proportion of common equity (excluding the unit mandatory convertible instruments prior to the time of their conversion to stock shares) is or would be less than 40% following the dividend payment. Further, our utility subsidiaries may generally be limited to the amount of dividends allowed by state regulatory authorities to be paid to us as a utility holding company and also may have further restrictions under the Federal Power Act. As of June 30, 2016, the restricted net assets at our Electric and Gas Utilities were approximately $257 million.

Information Concerning the Trustee

        Wells Fargo Bank, National Association ("Wells Fargo Bank"), is the trustee under the indenture. Wells Fargo Bank also will be the initial paying agent and registrar for the Notes and its place of payment will be Wells Fargo Bank, Corporate Trust Operations, 608 Second Avenue South, N9303-121, Minneapolis, Minnesota 55479. The trustee and its affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with us and our affiliates in the ordinary course of their and our respective businesses, subject to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The provisions of the Trust Indenture Act incorporated by reference in the indenture provide that, except during the continuance of an event of default under the indenture, the trustee will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of each series of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, subject to certain exceptions and the terms of the indenture, with respect to such series. If an event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it under the indenture, and use the same degree of care and skill in the exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become a creditor of the Company under certain circumstances, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions. However, if the trustee acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

        The trustee may resign or be removed and a successor trustee may be appointed.

No Additional Amounts

        We will not pay any additional amounts on the Notes to compensate any beneficial owner for any United States tax withheld from payments on such Notes.

Book-Entry Form

        The Notes of each series will be issued in the form of a single, fully registered global Note without coupons that will be deposited with, or on behalf of, DTC, as depositary, and registered in the name of its nominee, Cede & Co. This means that we will not issue certificates to any purchaser of Notes. Instead, ownership of beneficial interests in the Notes will be shown on, and transfers of interest in the Notes will only be made through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V. Unless it is exchanged for certificated Notes as described below, a global Note may not be transferred, except that DTC, its nominees and their successors may transfer a global Note as a whole to one another.

        A global Note representing a series of Notes will be exchangeable for Notes in certificated form only if:

  •
  DTC is unwilling or unable to continue as depositary or it ceases to be a "clearing agency" registered under applicable law; or

  •
  an event of default with respect to such series of Notes has occurred and is continuing.

        So long as DTC or its nominee is the registered owner of a global Note, we will consider DTC or its nominee, as the case may be, the sole owner of the Notes represented by the global Note for all purposes under the indenture. Except as described below, as an owner of a beneficial interest in Notes you will not be entitled to have any individual Notes registered in your name, you will not receive or be entitled to receive physical delivery of any Notes in certificated form and you will not be considered the owner of Notes for any purpose under the indenture.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited by its participants and facilitates the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in the accounts of the participants. This eliminates the need for physical exchange of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC's book-entry system also is available to other entities, such as securities brokers and dealers, banks and trust companies that clear transactions through, or maintain a custodial relationship with, a DTC participant. These are known as "indirect participants." DTC is owned by a number of its participants and by NYSE Euronext and the Financial Industry Regulatory Authority, Inc. The rules of DTC are on file with the SEC.

        Purchases of Notes must be made by or through DTC participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual purchaser of a Note, who is known as the beneficial owner, will in turn be recorded on the records of direct and indirect DTC participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but we expect that beneficial owners will receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participant or indirect participant through which they purchased the Notes. Transfers of ownership interests in the Notes will be accomplished by entries made on the books of participants acting directly or indirectly on behalf of beneficial owners.

        Neither we nor the trustee will have any responsibility or liability for any aspect of the records, action or inaction of DTC or for maintaining, supervising or reviewing any records relating to beneficial ownership of interests in a global Note.

        We will pay principal and interest on the Notes to DTC or its nominee, as the case may be, as the registered owner of the related global Note. We will make these payments to DTC or its nominee in immediately available funds. Neither we nor the trustee will have any responsibility or liability for the payment of principal and interest on the Notes to beneficial owners. However, we understand that it is currently the policy of DTC to credit these payments to participants' accounts on the relevant payment date in accordance with the participants' holdings as shown on DTC's records. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participants and indirect participants and not of DTC. DTC will have no knowledge of the actual beneficial owners of the Notes. DTC's records will reflect only the identity of the participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The participants and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

        Similarly, we and the trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of Notes under the indenture, each person owning a beneficial interest in the Notes must rely on the procedures of DTC. If the beneficial owner is not a participant in DTC, then it must rely on the procedures of the participant through which that person owns its interest. DTC will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions DTC takes at the direction of other participants and beneficial owners.

        The giving of notices and other communications by DTC to its participants, by the participants to indirect participants, and by indirect participants to beneficial owners is governed by arrangements made among them, which may be subject to statutory or regulatory requirements.

        The foregoing description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. Neither we nor the trustee take any responsibility or liability for these operations and procedures. We urge investors to contact DTC or its participants directly to discuss these matters.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes by initial investors. It is not a complete analysis of all the potential tax considerations relating to the Notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated under the Code, administrative rulings and pronouncements and judicial decisions, all as in effect on the date hereof. These authorities may be changed, perhaps with retroactive effect, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the "IRS") and we cannot assure you that the IRS will agree with such statements.

        Except as otherwise provided, this summary is limited to initial investors who purchase Notes for cash at the applicable initial "issue price" (i.e., the initial price at which a substantial amount of such Notes is sold to the public, excluding bond houses and brokers or similar organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to this offering and who will hold the Notes as capital assets (i.e., generally for investment purposes). This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or the tax considerations arising under any U.S. federal tax laws other than U.S. federal income tax laws (such as estate or gift laws). In addition, this discussion does not address all U.S. federal income tax considerations that may be applicable to holders' particular circumstances or to holders that may be subject to special tax rules, such as, for example:

  •
  holders subject to the alternative minimum tax;

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  banks, insurance companies, and other financial institutions;

  •
  regulated investment companies;

  •
  real estate investment trusts;

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  tax-exempt organizations;

  •
  retirement plans;

  •
  brokers and dealers in securities or commodities;

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  certain former citizens or residents of the United States;

  •
  traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

  •
  U.S. persons who invest in foreign corporations that are classified as "passive foreign investment companies" or "controlled foreign corporations" for U.S. federal income tax purposes that purchase the Notes;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  holders that will hold the Notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction, or sell the Notes under the constructive sale provisions of the Code; or

  •
  entities or arrangements treated as partnerships for U.S. federal income tax purposes or other pass-through entities, or investors in such entities.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Notes, you should consult your own tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Notes.

        This summary of U.S. federal income tax considerations is for general information only and is not tax advice for any particular investor. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

        The following discussion generally will apply to you if you are a "U.S. Holder" of the Notes. You are a "U.S. Holder" if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

Interest

        Stated interest on a Note will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of Notes

        Upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which if not previously included in income, will be treated as interest as described in "—Interest" above) and the U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such holder. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the Note is more than one year. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

        Certain U.S. Holders who are individuals, estates or trusts that do not fall into a special class of trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax on the lesser of (i) the U.S. Holder's "net investment income" for the relevant taxable year ("undistributed net investment income" in the case of an estate or trust) and (ii) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold (or "adjusted gross income" in the case of an estate or trust) (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). For these purposes, net investment income will generally include interest on and capital gains from the sale or other disposition of the Notes, unless such interest or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by deductions that are properly allocable to such income. If you are a U.S. Holder who is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of the Notes.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to payments of interest on the Notes and the proceeds of the sale, exchange, redemption or other taxable disposition of Notes unless the U.S. Holder is an exempt recipient. Backup withholding (at a rate of 28%) may apply to such payments if the U.S. Holder fails to provide its taxpayer identification number or certification of exempt status or has been notified by the IRS that payments to the U.S. Holder are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a U.S. Holder's U.S. federal income tax liability and may entitle a U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. You are urged to consult your own tax advisor regarding the application of backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

Consequences to Non-U.S. Holders

        The following discussion will generally apply to you if you are a Non-U.S. Holder of Notes. The term "Non-U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes, a nonresident alien individual or a corporation, estate or trust and that is not a U.S. Holder.

Payments of Interest

        Subject to the discussion of backup withholding and FATCA below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax with respect to any payment of interest on its Notes that is not effectively connected with the conduct of a U.S. trade or business provided that:

  •
  the Non-U.S. Holder does not actually or constructively (under applicable attribution rules) own 10% or more of the total combined voting power of our voting stock, within the meaning of Section 871(h)(3) of the Code;

  •
  the Non-U.S. Holder is not a controlled foreign corporation that is related to us directly or indirectly through stock ownership; and

  •
  either (a) the Non-U.S. Holder provides its name and address, and, among other things, certifies, under penalties of perjury, that it is not a United States person (which certification generally must be made on an "applicable IRS Form W-8," which for the purpose of this discussion includes Form W-8, Form W-8BEN, Form W-8BEN-E or a substitute form containing the same information as the foregoing) or (b) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the Note on a Non-U.S. Holder's behalf and certifies, under penalties of perjury, either that it has received an applicable IRS Form W-8 from the holder or from another qualifying financial institution intermediary or that it is permitted to establish and has established the Non-U.S. Holder's foreign status through other documentary evidence, and otherwise complies with applicable requirements. If the Notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

        A Non-U.S. Holder that cannot satisfy the requirements described above will be subject to a 30% U.S. federal withholding tax with respect to payments of interest on the Notes, unless the Non-U.S. Holder provides the applicable withholding agent with a properly executed (1) applicable IRS Form W-8 claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States.

        If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on a Note is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will be required to pay U.S. federal income tax on that interest on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. Holder. If a Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the Non-U.S. Holder's country of residence, any effectively connected income generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to branch profits tax equal to 30% (unless a lower applicable treaty rate applies) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States). For this purpose, interest on the Notes that is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder would be included in earnings and profits.

Sale or Other Taxable Disposition of Notes

        Subject to the discussion of backup withholding and FATCA below, amounts received upon the sale, exchange, redemption or other taxable disposition of a Note (except with respect to accrued and unpaid interest, which would be treated as interest as described in "—Payments of Interest" above) will not be subject to U.S. federal withholding tax. Such gain also generally will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base); or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met.

        A Non-U.S. Holder described in the first bullet point above will generally be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as if the Non-U.S. Holder were a U.S. Holder. If a Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the Non-U.S. Holder's country of residence, any effectively connected gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be required to pay branch profits tax on any effectively connected gain at a 30% rate or a lower rate if so specified by an applicable tax treaty.

        A Non-U.S. Holder described in the second bullet point will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which its capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.

Information Reporting and Backup Withholding

        In general, information returns will be filed with the IRS in connection with payments of interest on the Notes and proceeds from the sale, exchange, redemption or other taxable disposition of the Notes. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Backup withholding (at a rate of 28%) may apply to certain payments of principal and interest on the Notes to Non-U.S. Holders, as well as to the proceeds of certain sales of Notes made through brokers, unless the Non-U.S. Holder has made appropriate certifications as to its foreign status, or has otherwise established an exemption. The certification of foreign status described above under "—Payments of Interest" is generally effective to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a Non-U.S. Holder's U.S. federal income tax liability and may entitle a Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. You are urged to consult your own tax advisor regarding the application of backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

FATCA

        Under the Foreign Account Tax Compliance Act, commonly referred to as "FATCA," a withholding tax of 30% generally will be imposed, subject to certain exceptions, on payments of (a) interest on the Notes, and (b) on or after January 1, 2019, gross proceeds from the sale or other disposition of the Notes. In the case of payments made to a "foreign financial institution" (which includes most foreign banks, hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles), as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the United States government (a "FATCA Agreement") or (ii) is required by and complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an "IGA"), in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding United States account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any "substantial" United States owners (generally, any specified United States person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its "substantial" United States owners. If the Notes are held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold such tax on payments of interest and proceeds described above made to (x) a person (including an individual) that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not subject to an IGA. You are urged to consult your own tax advisors regarding FATCA and the application of these requirements to your investment in the Notes.

 ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and similar federal, state, local and foreign laws that are substantively similar or are of similar effect ("Similar Law") impose certain restrictions on:

  •
  employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA ("ERISA Plans");

  •
  plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and annuities or Keogh plans;

  •
  any entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) by reason of a plan's investment in such entities;

  •
  governmental plans, certain church plans (each as defined under ERISA) and foreign plans that are not subject to the provisions of Title I of ERISA or Section 4975 of the Code but may be subject to Section 503 of the Code and/or Similar Law ("Non-ERISA Plans") (together with ERISA Plans, plans described in Section 4975(e)(1) of the Code and entities whose underlying assets include plan assets by reason of a plan's investment in such entities, referred to as a "Plan"); and

  •
  persons who have certain specified relationships to a Plan ("Parties in Interest" as defined under ERISA and "Disqualified Persons" as defined under the Code).

        ERISA, the Code and Similar Law impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest or Disqualified Persons. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of assets of a Plan, or who renders investment advice to a Plan for a fee or other compensation, is generally considered a fiduciary of the Plan. Accordingly, among other factors, the investing fiduciary should consider whether:

  •
  the investment would satisfy the prudence and diversification requirements of ERISA or Similar Law, including among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment;

  •
  an investment in the Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio;

  •
  the investment would be consistent with the documents and instruments governing the Plan;

  •
  the investment is made solely in the interest of participants and beneficiaries of the Plan;

  •
  the acquisition and holding of the Notes would result in (1) a "prohibited transaction" under Section ERISA or the Code for which there is no applicable exemption or (2) a violation of Similar Law; and

  •
  the investment does not violate ERISA's prohibition on improper delegation of control over or responsibility for Plan assets.

        Notes held by a Plan will be deemed to constitute Plan assets. If we or any of our respective affiliates is or becomes a Party in Interest or a Disqualified Person with respect to a Plan subject to ERISA or Section 4975 of the Code, such Plan's acquisition, holding or disposition of the Notes may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (e.g., the extension of credit between a Plan and a Party in Interest or Disqualified Person), unless the Notes is acquired and held pursuant to and in accordance with an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions

("PTCEs") that may apply to the acquisition and holding of the Notes. These class exemptions include: PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Plan, including, without limitation, the statutory exemption set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code regarding transactions with certain service providers who are not exercising investment discretion with respect to the Plan assets involved in the transaction and in which the Plan must pay no more, and receive no less, than "adequate consideration."

        Even if the conditions specified in one or more exemptions are met, the scope of the relief provided by these exemptions may or may not cover all acts that could be construed as prohibited transactions. For example, certain of the exemptions may not afford relief from the prohibition on self-dealing contained in ERISA Section 406(b) and Code Sections 4975(c)(1)(E) and (F). As a result, there can be no assurance that any exemption(s) will be available with respect to any particular transaction involving the Notes.

        The Notes should not be purchased or held by (i) any person investing assets of a Plan (including any insurance company investing assets in a general or separate account, to the extent such assets are deemed to be "plan assets" as a result of a Plan's investment in such account), unless such purchase and holding will either not constitute a prohibited transaction under ERISA and the Code or will be covered by an applicable exemption or (ii) and person investing assets of a Non-ERISA Plan unless such purchase and holding will not violate applicable Similar Law. Any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of a Plan) to purchase the Notes should consult with its own counsel with respect to the potential applicability of ERISA, the Code or Similar Law, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied. In addition, the investing fiduciary should determine whether the investment in the Notes satisfies ERISA's fiduciary standards and other requirements under ERISA, the Code or Similar Law.

        Accordingly, by its purchase or holding of any Notes, each purchaser or holder thereof will be deemed to have represented and warranted that either:

  •
  the purchaser or holder is not purchasing or holding the Notes with, or on behalf of, the assets of any Plan; or

  •
  (1) the purchase, holding and disposition of the Notes satisfies ERISA's fiduciary standards and other requirements under ERISA, the Code or Similar Law, (2) the purchase, holding and disposition of the Notes will not result in a non-exempt prohibited transaction under ERISA or the Code, or violate any Similar Law and (3) neither we nor any of our subsidiaries are or will be deemed to be a fiduciary with respect to any Plan.

        The sale or transfer of the Notes to a Plan or person acting on behalf of a Plan is in no way a representation by us that the purchase, holding or disposition of the Notes meets the legal requirements for investments by Plans or is appropriate for Plans.

UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions contained in an underwriting agreement dated as of the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for whom J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Scotia Capital (USA) Inc. are acting as representatives, the following respective principal amount of the Notes set forth opposite the name of each underwriter:

Underwriter	Principal Amount of 2027 Notes	Principal Amount of 2046 Notes
J.P. Morgan Securities LLC	$75,440,000	$56,580,000
MUFG Securities Americas Inc.	75,440,000	56,580,000
Scotia Capital (USA) Inc.	75,440,000	56,580,000
RBC Capital Markets, LLC	40,000,000	30,000,000
U.S. Bancorp Investments, Inc.	40,000,000	30,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	32,560,000	24,420,000
Wells Fargo Securities, LLC	32,560,000	24,420,000
BMO Capital Markets Corp.	9,520,000	7,140,000
Credit Suisse Securities (USA) LLC	9,520,000	7,140,000
Morgan Stanley & Co. LLC	9,520,000	7,140,000

Total	$400,000,000	$300,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if they purchase any of the Notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of Notes may be terminated.

        The underwriters have advised us that they propose to initially offer the Notes to the public at the price to public appearing on the cover page of this prospectus supplement and may also offer the Notes to certain securities dealers at the price to public on the cover of this prospectus supplement less a concession of 0.40% of the principal amount of the 2027 Notes and 0.50% of the principal amount of the 2046 Notes. The underwriters may allow, and such dealers may re-allow, a discount not in excess of 0.25% of the principal amount of the 2027 Notes and 0.35% of the principal amount of the 2046 Notes to certain brokers and dealers. After the initial public offering, the price to public, concession and discount may be changed.

        We estimate that our out of pocket expenses (excluding underwriting discount and commissions) for this offering will be approximately $1.4 million.

        We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

        The Notes are a new issue of securities with no established trading market, and the underwriters are not obligated to make a market in the Notes. We do not intend to apply for listing of the Notes on any securities exchange. The underwriters have advised us that they intend to make a market in the Notes but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Notes, the ability of the holders to sell their Notes or the price at which holders will be able to sell their Notes.

        In connection with the offering, the underwriters may engage in transactions that stabilize the price of the Notes. These transactions may include purchases for the purpose of fixing or maintaining the price of the Notes in accordance with Regulation M under the Exchange Act.

        The underwriters may create a short position in the Notes in connection with the offering. That means they sell a larger principal amount of the Notes than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase Notes in the open market to reduce the short position.

        If the underwriters purchase the Notes to stabilize the price or to reduce their short position, the price of the Notes could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that purchases may have on the price of the Notes and any of such transactions may be discontinued at any time.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their affiliates have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        A prospectus in electronic format will be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of Notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

        Sales of Notes made outside of the United States may be made by affiliates of the underwriters.

        We expect to deliver the Notes against payment for the Notes on or about August 19, 2016, which will be the seventh business day following the date of the pricing of the Notes ("T+7"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the third business day before the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement.

Conflicts of Interest

        We intend to use more than 5% of the net proceeds of this offering to repay outstanding indebtedness under our Previous Black Hills Term Loan, our Previous SourceGas Term Loan, our Interest Rate Swaps and a portion of our New Term Loan. JPMorgan Chase Bank, N.A. acts as the administrative agent of our Previous Black Hills Term Loan and, JPMorgan Chase Bank, N.A., the Bank of Tokyo-Mitsubishi UFJ, Ltd., Scotiabank (Ireland) Limited, The Bank of Nova Scotia, U.S. Bank National Association and Wells Fargo Bank, N.A. are lenders. JPMorgan Chase Bank, N.A. acts as the administrative agent of our Previous SourceGas Term Loan and JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A. and Wells Fargo Bank, N.A. are lenders. RBC Capital Markets, LLC and Wells Fargo Securities, LLC or its affiliates are holders of the 2017 SourceGas Notes. The Bank of Nova Scotia and Credit Suisse International are the counterparties to our Interest Rate Swaps. JPMorgan Chase Bank, N.A. acts as the administrative agent under our New Term Loan and JPMorgan Chase Bank, N.A., the Bank of Tokyo-Mitsubishi UFJ, Ltd., The Bank of Nova Scotia, Scotiabank (Ireland) Limited, the Royal Bank of Canada, U.S. Bank National Association, Bank of America, N.A. and Wells Fargo Bank, N.A. are lenders.

        Because J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A., MUFG Securities Americas Inc., an affiliate of MUFG Union Bank, N.A. and the Bank of Tokyo-Mitsubishi UFJ, Ltd., Scotia Capital (USA) Inc., an affiliate of Scotiabank (Ireland) Limited and The Bank of Nova Scotia, RBC Capital Markets, LLC, an affiliate of the Royal Bank of Canada, U.S. Bancorp Investments, Inc., an affiliate of U.S. Bank National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of Bank of America, N.A., Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., and Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse International, are underwriters in this offering, a "conflict of interest" is deemed to exist under FINRA Rule 5121. Accordingly, the offering will be made in compliance with the applicable provisions of FINRA Rule 5121. In addition, in accordance with Rule 5121, J.P. Morgan Securities LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc., RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC will not make sales to discretionary accounts without the prior written consent of the customer.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Areas

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of Notes may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any Notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

        The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus has been prepared on the basis that any offer of Notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other securities exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other securities exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority ("FINMA"), and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Notes.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the Notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

        The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Notes must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire bond capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Black Hills Corporation and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of SourceGas Holdings LLC and its subsidiaries as of December 31, 2015 and 2014 and for each of the years in the two year period ended December 31, 2015 included in Exhibit 99.1 of Black Hills Corporation's Current Report on Form 8-K/A dated March 18, 2016 have been incorporated by reference herein in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        Certain legal matters in connection with the offering will be passed upon for us by Brian G. Iverson, our Senior Vice President and General Counsel, and Faegre Baker Daniels LLP, Boulder, Colorado and Minneapolis, Minnesota. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

        We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available over the Internet at the SEC's web site at (www.sec.gov) or on our own website (www.blackhillscorp.com). Information contained on our website does not constitute part of this prospectus supplement. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room.

Incorporation by Reference

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below. Additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering of the Notes are also incorporated herein by reference. These documents contain important information about us and our finances. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

SEC Filings (File No. 1-31303)	Period or Date Filed
Annual Report on Form 10-K (including information specifically incorporated by reference from our definitive Proxy Statement for our 2016 Annual Meeting of Shareholders)	Year ended December 31, 2015
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2016 and June 30, 2016
Current Reports on Form 8-K	Filed on January 13, 2016, February 12, 2016 (as amended by the Form 8-K/A filed on March 18, 2016), March 18, 2016, April 26, 2016, April 28, 2016, August 3, 2016, and August 10, 2016

        You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Black Hills Corporation
625 North Street
Rapid City, South Dakota 57701
Attention: Investor Relations
(605) 721-1700

PROSPECTUS

BLACK HILLS CORPORATION

Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Purchase Contracts
Units

        We may from time to time offer to sell senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts or units. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "BKH."

        There are significant risks associated with an investment in our securities. You should read carefully the risks we describe in the accompanying prospectus supplement as well as the risk factors discussed in our periodic reports that we file with the Securities and Exchange Commission, for a better understanding of the risks and uncertainties that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 6, 2014.

        You should rely only on the information contained in this prospectus or the applicable prospectus supplement to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus or the applicable prospectus supplement may only be accurate on the date of those documents.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus provides you with only a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        When we refer to "Black Hills," "our company," "we," "us" and "our" in this prospectus under the headings "Disclosure Regarding Forward-Looking Statements," "Black Hills Corporation" and "Ratios of Earnings to Fixed Charges," we mean Black Hills Corporation, a South Dakota corporation, and all of its subsidiaries collectively unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Black Hills Corporation (parent company only) and not any of its subsidiaries unless the context indicates otherwise.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein may include forward-looking statements as defined by the SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words "anticipates," "estimates," "intends," "plans," "predicts" and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.

        Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties. Nonetheless, the Company's expectations, beliefs or projections may not be achieved or accomplished.

        Any forward-looking statement contained in this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by the risk factors and cautionary statements set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and in other reports that we file with the SEC from time to time.

BLACK HILLS CORPORATION

        We are a growth-oriented, vertically-integrated energy company headquartered in Rapid City, S.D. Our predecessor company, Black Hills Power and Light Company, was incorporated and began providing electric utility service in 1941. It was formed through the purchase and combination of several existing electric utilities and related assets, some of which had served customers in the Black Hills region since 1883. In 1956, we began producing, selling and marketing various forms of energy through non-regulated businesses. We operate principally in the United States with two major business groups: Utilities and Non-regulated Energy. Our Utilities Group is comprised of our regulated Electric Utilities and regulated Gas Utilities segments, and our Non-regulated Energy Group is comprised of Power Generation, Coal Mining, and Oil and Gas segments.

        Our Electric Utilities segment generates, transmits and distributes electricity to approximately 203,500 electric customers in South Dakota, Wyoming, Colorado and Montana and also distributes natural gas to approximately 35,500 gas utility customers of Cheyenne Light, Fuel and Power Company in and around Cheyenne, Wyoming. Our Gas Utilities segment serves approximately 538,000 natural gas utility customers in Colorado, Nebraska, Iowa and Kansas. Our Electric Utilities segment owns 709 megawatts of generation and 8,599 miles of electric transmission and distribution lines, and our Gas Utilities segment owns 604 miles of intrastate gas transmission pipelines and 19,998 miles of gas distribution mains and service lines. Our Utilities Group generated net income of $85 million for the year ended December 31, 2013, and had total assets of $3.3 billion at December 31, 2013.

        Our Non-regulated Energy Group conducts business in three segments:

  •
  Power Generation.  Our power generation segment produces electric power from our generating plants and sells the electric capacity and energy primarily to our utilities under long-term contracts. At December 31, 2013, we held varying interests in independent power plants operating in Wyoming and Colorado with a total net ownership of 309 megawatts.

  •
  Coal Mining.  Our coal mining segment produces coal at our coal mine located near Gillette, Wyoming, in the Powder River Basin and sells the coal primarily under long-term contracts to electric generation facilities including our own regulated and non-regulated generating plants. We produced approximately 4.3 million tons of coal in 2013.

  •
  Oil and Gas.  Our oil and gas segment engages in the exploration, development and production of oil and natural gas primarily in the Rocky Mountain region of the United States. As of December 31, 2013, the principal assets of our Oil and Gas segment included: (i) operating interests in crude oil and natural gas properties, including properties in the San Juan Basin (with holdings primarily on the tribal lands of the Jicarilla Apache Nation in New Mexico and Southern Ute Nation in Colorado), the Powder River Basin (Wyoming) and the Piceance Basin (Colorado); (ii) non-operated interests in crude oil and natural gas properties, including wells located in the Williston (Bakken Shale primarily in North Dakota), Wind River (Wyoming), Bearpaw Uplift (Montana), Arkoma (Oklahoma), Anadarko (Texas) and Sacramento (California) basins; and (iii) a 44.7 percent ownership interest in the Newcastle gas processing plant and associated gathering system located in Weston County, Wyoming. We also own natural gas gathering, compression and treating facilities serving the operated San Juan and Piceance Basin properties and working interests in similar facilities serving our non-operated Montana and Wyoming properties. At December 31, 2013, we had total reserves of approximately 87 billion cubic feet equivalent, of which natural gas comprised 73 percent and crude oil comprised 27 percent.

Our Non-regulated Energy Group generated net income of $18 million for the year ended December 31, 2013, and had total assets of $0.5 billion at December 31, 2013.

        Our common stock is listed on the New York Stock Exchange under the symbol "BKH." Our principal and executive offices are located at 625 Ninth Street, Rapid City, South Dakota 57701 and our telephone number is (605) 721-1700. Our Internet address is www.blackhillscorp.com. Information on our website does not constitute part of this prospectus.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for each of the periods indicated. For this purpose, earnings consist of income from continuing operations (before adjustment for income taxes, minority interests in consolidated subsidiaries or income or loss from equity investees), plus fixed charges, amortization of capitalized interest and distributed income of equity investees and less interest capitalized, preference security dividend requirements of consolidated subsidiaries and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and an estimate of the interest within rental expense.

	Years Ended December 31,
						Six Months Ended June 30, 2014
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges(1)	2.25x	1.76x	1.41x	2.14x	2.52x	3.75x

(1)
The ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for all periods presented because no shares of preferred stock were outstanding during these periods.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for working capital and general corporate purposes, which may include:

  •
  repayment or refinancing of outstanding debt;

  •
  capital expenditures;

  •
  acquisitions;

  •
  investments; and

  •
  other business opportunities.

DESCRIPTION OF SENIOR DEBT SECURITIES

General

        The following description applies to the senior debt securities offered by this prospectus. The senior debt securities will be direct, unsecured obligations of Black Hills and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under the indenture dated May 21, 2003 between us and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as trustee.

        The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

        The following describes the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to the senior debt securities will be described in the prospectus supplement relating to the senior debt securities.

        The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the senior debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

        While the senior debt securities will be our unsecured senior obligations, our assets consist primarily of equity in our subsidiaries. We are a separate and distinct legal entity from our subsidiaries. As a result, our ability to make payments on our senior debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. Various federal and state statutes and regulations, including the Federal Power Act and settlement agreements with state regulatory jurisdictions, limit the amount of dividends that may be paid to us as a utility holding company.

        In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Holders of the senior debt securities are not creditors of our subsidiaries. The claims of holders of the senior debt securities to the assets of our subsidiaries derive from our own equity interests in those subsidiaries. Claims of such subsidiaries' creditors will generally have priority as to the assets of such subsidiaries over our own equity interest claims and will therefore have priority over the holders of the senior debt securities. Our subsidiaries' creditors may include general creditors, trade creditors, debt holders, any preferred stockholders and taxing authorities. The subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

        Senior debt securities of a series may be issuable in registered form without coupons, which we refer to as "registered securities," or in the form of one or more global securities in registered form, which we refer to as "global securities."

        You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:

  •
  the title of the senior debt securities;

  •
  the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

  •
  the priority of payment of the senior debt securities;

  •
  the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

  •
  the date or dates on which the principal of the senior debt securities will be payable;

  •
  the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

  •
  the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

  •
  the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

  •
  each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

  •
  the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

  •
  the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

  •
  the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

  •
  the authorized denomination or denominations for the senior debt securities;

  •
  the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

  •
  any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

  •
  the payment of any additional amounts with respect to the senior debt securities;

  •
  whether any of the senior debt securities will be issued with original issue discount;

  •
  information with respect to book-entry procedures, if any;

  •
  any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

  •
  any other terms of the senior debt securities not inconsistent with the provisions of the indenture.

        If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

        A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

        Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

        If the senior debt securities are issued with "original issue discount" within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder's tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in the prospectus supplement for those securities.

Registration and Transfer

        Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as registered securities. Senior debt securities issued as registered securities will not have interest coupons.

        Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to registered securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Senior Debt Securities

        Senior debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

  •
  check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

  •
  wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

        Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the senior debt security is registered at the close of business on the regular record date for the payment.

Consolidation, Merger or Sale of Assets

        The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

  •
  any successor assumes our obligations on the senior debt securities and under the indenture; and

  •
  after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

        Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under "—Events of Default, Waivers, Etc."

Leveraged and Other Transactions

        The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.

Modification of the Indenture

        The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things:

  •
  modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

  •
  reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

        An "event of default" with respect to senior debt securities of any series is defined in the indenture to include:

  (1)
  default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

  (2)
  default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

  (3)
  default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of that series and continuance of such default for 60 days after written notice;

  (4)
  certain events of bankruptcy, insolvency or reorganization relating to us; and

  (5)
  any other event that may be specified in the applicable prospectus supplement with respect to any series of senior debt securities.

        If an event of default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive an event of default resulting in acceleration of the senior debt securities, but only if all events of default with respect to senior debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

        If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the senior debt securities of that series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of a majority in aggregate principal amount of the senior debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series.

        The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any senior debt securities, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

        The indenture also provides that notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of that holder.

        We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.

Satisfaction and Discharge and Defeasance

        The indenture provides, among other things, that when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity (or be called for redemption) within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

        In addition, at the time that we establish a series of senior debt securities under the indenture, we can provide that the senior debt securities are subject to the defeasance and discharge provisions of the indenture. Unless we specify otherwise in the applicable prospectus supplement, the senior debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we may elect either (1) to defease and be discharged from any and all obligations with respect to the senior debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) ("legal defeasance") or (2) to be released from our obligations to comply with the restrictive covenants we designate when we establish the series of senior debt securities, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such senior debt securities ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the senior debt securities on the scheduled due dates therefor.

        If we effect covenant defeasance with respect to any series of senior debt securities, the amount in money, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the senior debt securities of that series in accordance with the terms of the indenture and such senior debt securities.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the senior debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Governing Law

        The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        Wells Fargo Bank, National Association, is the trustee under the indenture for the senior debt securities. From time to time, we and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

        The following description applies to the subordinated debt securities offered by this prospectus. The subordinated debt securities will be unsecured, subordinated obligations of Black Hills. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

        The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

        The following describes the general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to the subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.

        The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the subordinated debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

        The subordinated debt securities will be our unsecured subordinated obligations. Our assets consist primarily of equity in our subsidiaries. We are a separate and distinct legal entity from our subsidiaries. As a result, our ability to make payments on our subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. Various federal and state statutes and regulations, including the Federal Power Act and settlement agreements with state regulatory jurisdictions, limit the amount of dividends that may be paid to us as a utility holding company.

        In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Holders of the subordinated debt securities are not creditors of our subsidiaries. The claims of holders of the subordinated debt securities to the assets of our subsidiaries derive from our own equity interests in those subsidiaries. Claims of such subsidiaries' creditors will generally have priority as to the assets of such subsidiaries over our own equity interest claims and will therefore have priority over the holders of the subordinated debt securities. Our subsidiaries' creditors may include general creditors, trade creditors, debt holders, any preferred stockholders and taxing authorities. The subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

        Subordinated debt securities of a series may be issuable in the form of registered securities or global securities.

        You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:

  •
  the title of the subordinated debt securities;

  •
  the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

  •
  the priority of payment of the subordinated debt securities;

  •
  the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

  •
  the date or dates on which the principal of the subordinated debt securities will be payable;

  •
  the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

  •
  the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

  •
  the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

  •
  each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

  •
  the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

  •
  the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

  •
  the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

  •
  the authorized denomination or denominations for the subordinated debt securities;

  •
  the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

  •
  any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

  •
  the payment of any additional amounts with respect to the subordinated debt securities;

  •
  whether any of the subordinated debt securities will be issued with original issue discount;

  •
  information with respect to book-entry procedures, if any;

  •
  the terms of subordination;

  •
  any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

  •
  any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.

        If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

        A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

        Subordinated debt securities may be issued as original issue discount securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

        If the subordinated debt securities are issued with "original issue discount" within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those subordinated debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a subordinated debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a subordinated debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder's tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any subordinated debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in the prospectus supplement for those securities.

Registration and Transfer

        Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as registered securities. Subordinated debt securities issued as registered securities will not have interest coupons.

        Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to registered securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Subordinated Debt Securities

        Subordinated debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

  •
  check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

  •
  wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

        Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the payment.

Subordination

        The subordinated debt securities will be subordinated and junior in right of payment to our senior indebtedness. Unless otherwise specified in the applicable prospectus supplement, "senior indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with any of our indebtedness, whether outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing). However, senior indebtedness does not include our indebtedness to any of our subsidiaries or any particular indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the subordinated debt securities or expressly provides that such indebtedness is "pari passu" or "junior" to the subordinated debt security.

Consolidation, Merger or Sale of Assets

        The indenture relating to the subordinated debt securities provides that we may, without the consent of the holders of any of the subordinated debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

  •
  any successor assumes our obligations on the subordinated debt securities and under the indenture; and

  •
  after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

        Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the subordinated debt securities, or the trustee acting on their behalf, to take any of the actions described below under "—Events of Default, Waivers, Etc."

Leveraged and Other Transactions

        The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.

Modification of the Indenture

        The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would, among other things:

  •
  modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

  •
  adversely modify the subordination terms of the subordinated debt securities; or

  •
  reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

        An "event of default" with respect to subordinated debt securities of any series is defined in the indenture to include:

  (1)
  default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

  (2)
  default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

  (3)
  default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of that series and continuance of such default for 60 days after written notice;

  (4)
  certain events of bankruptcy, insolvency or reorganization relating to us; and

  (5)
  any other event that may be specified in the prospectus supplement with respect to any series of subordinated debt securities.

        If an event of default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive an event of default resulting in acceleration of the subordinated debt securities, but only if all events of default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

        If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of that series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series.

        The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any subordinated debt securities, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

        The indenture also provides that notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of that holder.

        We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.

Satisfaction and Discharge and Defeasance

        The indenture provides, among other things, that when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity (or called for redemption) within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

        In addition, at the time that we establish a series of subordinated debt securities under the indenture, we can provide that the subordinated debt securities are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we may elect either (1) to defease and be discharged from any and all obligations with respect to the subordinated debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the subordinated debt securities and to hold moneys for payment in trust) ("legal defeasance") or (2) to be released from our obligations to comply with the restrictive covenants we designate when we establish the series of subordinated debt securities, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such subordinated debt securities ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the subordinated debt securities on the scheduled due dates therefor.

        If we effect covenant defeasance with respect to any series of subordinated debt securities, the amount in money, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the subordinated debt securities of that series in accordance with the terms of the indenture and such subordinated debt securities.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the subordinated debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Governing Law

        The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        Information concerning the trustee for a series of subordinated debt securities will be set forth in the prospectus supplement relating to that series of subordinated debt securities.

        We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value. As of June 30, 2014, 44,641,935 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders may use cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of our common stock are entitled to receive equally dividends as they may be declared by our board of directors out of funds legally available for the payment of dividends. Our revolving credit facility and other debt obligations contain restrictions on the payment of cash dividends upon a default or event of default. In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.

        Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of our common stock are, and the shares of common stock we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

        Our board of directors has the authority, without further action by our shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ from common stock and other series of preferred stock with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of additional series of preferred stock could:

  •
  decrease the amount of earnings and assets available for distribution to holders of common stock;

  •
  adversely affect the rights and powers, including voting rights, of holders of common stock; and

  •
  have the effect of delaying, deferring or preventing a change in control.

Depositary Shares

        We may issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in the prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Anti-Takeover Effects of South Dakota Law and Provisions of Our Charter and Bylaws

        South Dakota law and our articles of incorporation and bylaws contain certain provisions that may be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

  Control Share Acquisitions

        We have elected in our articles of incorporation not to be subject to the control share acquisition provisions of the South Dakota Domestic Public Corporation Takeover Act, which would otherwise apply to us. These provisions provide generally that the shares of a publicly held South Dakota corporation acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:

  •
  the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and

  •
  the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.

Each time an acquiring person reaches a threshold, an election must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds which require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 33 1/3% and 50%, respectively.

  Business Combinations

        We are subject to the provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act. In general, Section 47-33-17 prohibits a publicly held South Dakota corporation from engaging in a "business combination" with an "interested shareholder", unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. Unless the interested shareholder has been an interested shareholder for at least four years, a business combination with the interested shareholder must be approved by the board of directors of the corporation prior to the date of the interested shareholder's acquisition of the corporation's voting stock, by the affirmative vote of all of the holders of all of the outstanding voting shares, or, under some circumstances, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive of those shares beneficially owned by the interested shareholder or any of its affiliates or associates. After the four year period has elapsed, the business combination must still be approved, if not previously approved in the manner prescribed, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive, in some instances, of those shares beneficially owned by the interested shareholder or any of its affiliates or associates. Generally, an "interested shareholder" is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of the corporation's voting stock. A "business combination" includes a merger, a transfer of 10% or more of the corporation's assets, the issuance or transfer of stock equal to 5% or more of the aggregate market value of all of the corporation's outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder. The provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act may delay, defer or prevent a change in control of us without the shareholders taking further action.

        The South Dakota Domestic Public Corporation Takeover Act further provides that our board, in determining whether to approve a merger or other change of control, may take into account both the long-term as well as short-term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate and the effect on the economy of the state and nation. This provision may permit our board to vote against some proposals that, in the absence of this provision, it would otherwise have a fiduciary duty to approve.

  Fair Price Provision

        Our articles of incorporation require the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock to approve any "business transaction" with any "related person" or any "business transaction" in which a "related person" has an interest. However, if a majority of the continuing members of our board who are not affiliated with the related party approve the business transaction, or if the cash or fair market value of any consideration received by our shareholders pursuant to a business transaction meets certain enumerated requirements, then the 80% voting requirement will not be applicable. Generally, our articles of incorporation define a "business transaction" to include, among other things, a merger, asset or stock sale. Our articles of incorporation generally define a "related person" as any person, entity or group that, together with its affiliates and associates, beneficially owns 10% or more of our outstanding voting stock. The likely effect of this provision is to delay, defer or prevent a change in control.

  Board Composition

        Our articles of incorporation and bylaws provide for a staggered board of directors divided into three classes, with the term of office of one class expiring each year. Our articles of incorporation and bylaws also provide that our directors may be removed only for cause and by the affirmative vote of the majority of the remaining members of the board of directors. The likely effect of our staggered board of directors and the limitation on the removal of directors is an increase in the time required for the shareholders to change the composition of our board of directors.

  Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        Our board of directors has no present intention to issue any new series of preferred stock; however, our board has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of stock, unless otherwise required by law or the rules of the stock exchange on which our common stock is listed.

  Shareholder Action by Written Consent Must Be Unanimous

        South Dakota law provides that any action which may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the action taken. This provision prevents holders of less than all of our common stock from unilaterally using the written consent procedure to take shareholder action.

Transfer Agent

        The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services. Its address is P.O. Box 64854, St. Paul, Minnesota 55164-0854, and its telephone number for shareholder services is (800) 468-9716.

DESCRIPTION OF WARRANTS

Offered Warrants

        We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date.

  Debt Warrants

        We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.

  Equity Warrants

        We may also issue, together with equity securities or separately, warrants to purchase shares of our common or preferred stock on terms to be determined at the time of sale.

General Terms of Warrants

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

  •
  the currency with which the warrants may be purchased;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

  •
  any applicable material United States federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination agents or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the terms of the securities issuable upon exercise of the warrants;

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  the antidilution provisions of the warrants, if any;

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  any redemption or call provisions;

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  the exercise price and procedures for exercise of the warrants;

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  the terms of any warrant spread and the market price of our common stock which will trigger our obligation to issue shares of our common stock in settlement of a warrant spread;

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  whether the warrants are to be sold separately or with other securities as part of units; and

  •
  any other terms of the warrants.

Significant Provisions of the Warrant Agreements

        We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive, and holders of warrants should review the detailed description of the relevant warrant agreement included in any prospectus supplement.

  Modifications Without Consent of Warrantholders

        We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

  •
  cure any ambiguity;

  •
  cure, correct or supplement any defective or inconsistent provision; or

  •
  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

  Enforceability of Rights of Warrantholders

        The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

  Registration and Transfer of Warrants

        Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

  New York Law to Govern

        The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares pursuant to a predetermined formula) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as "prepaid securities," upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

        The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, such other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

  •
  the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and/or common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

 PLAN OF DISTRIBUTION

        From time to time, we may sell the securities offered by this prospectus:

  •
  through underwriters or dealers;

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  through agents;

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  directly to purchasers; or

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  through a combination of any of these methods of sale.

        This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Any underwriter, dealer or agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933.

        The applicable prospectus supplement relating to the securities will set forth:

  •
  their offering terms, including the name or names of any underwriters, dealers or agents;

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  the purchase price of the securities and the net proceeds we may receive from the sale;

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  any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

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  any initial public offering price;

  •
  any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

  •
  any securities exchanges on which the securities may be listed.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

  •
  at a fixed price or prices which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

 LEGAL OPINIONS

        The validity of the securities offered by this prospectus will be passed upon for Black Hills Corporation by Steven J. Helmers, Senior Vice President-General Counsel of Black Hills, with respect to matters governed by South Dakota law, and by Faegre Baker Daniels LLP, Minneapolis, Minnesota, special counsel to Black Hills, with respect to matters governed by New York law. Certain legal matters will be passed upon for Black Hills by Faegre Baker Daniels LLP, Minneapolis, Minnesota, and for the underwriters, dealers, or agents, if any, by their own legal counsel. Mr. Helmers owns, directly or indirectly, 56,042 shares of our common stock.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of Black Hills Corporation and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        We have derived the estimates of proved oil and natural gas reserves and related future net revenues and the present value thereof as of December 31, 2013 included in our Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference in this prospectus from the reserve report of Cawley, Gillespie & Associates, Inc., independent petroleum engineers, given on the authority of Cawley, Gillespie & Associates, Inc. as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

        We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. Information that we file later with the SEC will also automatically update and supersede the information included in or incorporated by reference into this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-31303) and any future filings we make with the SEC under Section 13(a), 13(c),

14 or 15(d) of the Securities Exchange Act of 1934 (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) until the termination of the offerings made under this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2014;

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  Our Current Reports on Form 8-K filed on May 2, 2014, May 30, 2014, and July 2, 2014; and

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  The description of our common stock contained in our registration statement on Form 8-A, dated April 19, 2002, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description.

        These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of these filings, at no cost, from our Internet website (www.blackhillscorp.com) or by writing or telephoning us at the following address:

  Black Hills Corporation
  625 Ninth Street
  Rapid City, South Dakota 57701
  Attention: Investor Relations
  (605) 721-1700